Exhibit 99.1

News Release

FOR FURTHER INFORMATION CALL:

WALTER A. SHEPHARD

VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER, AND TREASURER

Voice: 860-704-3955

inquire@zygo.com

For Immediate Release

ZYGO CORPORATION RECEIVES LETTER FROM NASDAQ

DUE TO LATE FILING OF ITS THIRD QUARTER FORM 10-Q

MIDDLEFIELD, CT, May 22, 2006 – Zygo Corporation (NASDAQ: ZIGO) announced that it received a staff determination letter from the Nasdaq Stock Market on May 17, 2006 stating that Nasdaq had not received the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 (“3rd Quarter Form 10-Q”), as required by Nasdaq Marketplace Rule 4310(c)(14). This Rule requires the Company to make timely filings with the Securities and Exchange Commission, in accordance with the Securities Exchange Act of 1934, as amended. As a result, unless the Company requests a hearing before the Nasdaq Listing Qualification Panel in accordance with Nasdaq’s Marketplace Rule 4800 Series, the Company’s securities are subject to delisting from the Nasdaq Stock Market. The Company has requested and been granted a hearing with the Nasdaq Panel on this matter, which stays the action pending the review and determination of the Nasdaq Panel.

In the interim, the Company is continuing to work with KPMG LLP, the Company’s former registered public accounting firm, to finalize the adjustments necessary to the Company’s previously reported financial results for certain prior periods, including the third quarter of fiscal 2005, which has resulted in the Company’s inability to file the 3rd Quarter Form 10-Q in a timely manner. It is expected that these adjustments will be finalized over the next several weeks, which will enable the Company to file its required SEC filings and return to compliance with Nasdaq’s Marketplace Rules. To the extent this occurs prior to the hearing with the Nasdaq Panel, the hearing is expected to be mooted.

As previously announced in a press release issued on May 10, 2006, the Company stated that the filing of its 3rd Quarter Form 10-Q would be delayed as a result of the Company finalizing its review and analysis of the aggregate effect of all necessary corrections to its previously issued consolidated financial statements for certain prior periods, because of inadvertent accounting errors in the consolidation of the Company’s intercompany revenues from two of its foreign operations and minor other adjustments. The expected adjustments to the Company’s consolidated revenues, net income, and net income per share were previously announced in a press release issued on March 29, 2006; the Company does not expect any significant changes to the estimated revised financial results announced in the March 29 press release. The Company also reaffirms its previously announced financial results for the third quarter of fiscal 2006, as disclosed in a press release issued on April 27, 2006.

Zygo Corporation, headquartered in Middlefield, Connecticut, is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets. See ZYGO’s web site at www.zygo.com for additional information.

All statements other than statements of historical fact included in this news release regarding our financial position, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers, fluctuations in net sales to our major customer, manufacturing and supplier risks, dependence on and timing of new product development, rapid technological and market change, risks in international operations, dependence on proprietary technology and key personnel, length of the sales cycle, environmental regulations, and stock price. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K, as amended, for the fiscal year ended June 30, 2005.